Exhibit 5.1

December 15, 2021

Pulmatrix, Inc.
99 Hayden Avenue, Suite 390
Lexington, MA 02421

Re:	Pulmatrix, Inc.
Registration Statement on Form S-3, Registration No. 333-256502

Ladies and Gentlemen:

We have acted as counsel for Pulmatrix, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated December 15, 2021 ( the “Prospectus Supplement”), forming part of the registration statement on Form S-3 (Registration No. 333-256502), initially filed by the Company with the Commission on May 26, 2021, and declared effective on June 9, 2021 (the “Registration Statement”). The Prospectus Supplement relates to the proposed sale of (i) 6,745.0008 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share and convertible into an aggregate of 11,241,668 shares of common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $0.60 per share at any time after the original issuance date (the “Conversion Shares”), (ii) warrants (the “Common Warrants”) to purchase up to 5,620,834 shares of Common Stock with an exercise price of $0.70 per share of Common Stock (the “Warrant Shares”), and (iii) 730,708 warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 730,708 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Preferred Shares, the Conversion Shares, the Common Warrants and the Placement Agent Warrants, collectively, the “Securities”).

Certain of the Securities are being sold pursuant a securities purchase agreement, dated December 15, 2021, between the Company and each purchaser named therein (the “Securities Purchase Agreement”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation and the Restated Bylaws, each as amended and/or restated to date (“Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company related to the filing of the Prospectus Supplement, the authorization and issuance of the Securities and related matters; (iii) the Registration Statement, including the prospectus, and all exhibits thereto; (iv) the Prospectus Supplement and the prospectus included in the Registration Statement dated June 9, 2021 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”); (iv) the Securities Purchase Agreement; (v) the Engagement Agreement, dated December 3, 2021, between the Company and H.C. Wainwright & Co., LLC (the “Engagement Agreement”); (v) a specimen of the Company’s Common Stock certificate; (vi) the form of the Common Warrants; (vii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, certified by the Secretary of State of Delaware as of December 15, 2021, as amended by the Certificate of Correction, dated December 16, 2021 (collectively, the “Certificate of Designation”) and (viii) such other corporate records of the Company, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed.

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Pulmatrix, Inc. December 15, 2021

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that, at the time of the issuance of the Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and will have remained effective; (iii) no stop order of the Commission preventing or suspending the use of the Prospectus will have been issued; (iv) the resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company referred to above will not have been modified or rescinded; (vi) the Company will receive consideration for the issuance of the Securities and that is at least equal to the par value of the Common Stock; (v) the Securities Purchase Agreement will have been duly authorized and validly executed and delivered by the parties thereto and will be enforceable obligations of the parties thereto; (vi) all requirements of the DGCL, the Company Charter Documents will be complied with when the Securities are issued; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus; and (viii) neither the issuance nor sale of the Securities will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Pulmatrix, Inc. December 15, 2021

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

(1) the Preferred Shares, upon payment and delivery in accordance with the Securities Purchase Agreement and the Prospectus, will be validly issued, fully paid and non-assessable;

(2) when the Common Warrants have been duly executed by the Company and the Common Warrants have been issued and sold pursuant to the Prospectus, against payment in full of the consideration payable therefor, the Common Warrants will constitute valid and legally binding obligations of the Company;

(3) when the Placement Agent Warrants have been duly executed by the Company and the Placement Agent Warrants have been issued pursuant to the Prospectus, the Placement Agent Warrants will constitute valid and legally binding obligations of the Company;

(4) the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the Common Warrants and payment in full of the consideration payable therefor, the Warrant Shares will be validly issued, fully paid and non-assessable;

(5) the Conversion Shares have been duly authorized and, upon the valid conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and the Prospectus, the Conversion Shares will be validly issued, fully paid and non-assessable; and

(6) the Placement Agent Warrant Shares have been duly authorized and, upon the valid exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrants and the Prospectus, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP